Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-153642) and Registration Statement on Form S-8 (Registration No. 33-186722) of our report dated April 1, 2013, with respect to the consolidated financial statements of Real Goods Solar, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ EKS&H LLLP

April 1, 2013

Denver, Colorado